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                                                                 Exhibit 23.9


CONSENT OF DIRECTOR NOMINEE

          CLARANT WORLDWIDE CORPORATION

     I hereby consent to be named in the Registration Statement on Form
S-1 of Clarant Worldwide Corporation, relating to the proposed initial public offering of shares of common stock, par value $.01 per share, and in any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                               By: /s/ James R. Corey
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                               James R. Corey

James R. Corey
District of Columbia
Date: 6/3/99
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